EXHIBIT (A)(6)

GAM Avalon Galahad, LLC
Statement of Financial Condition
March 31, 2004

--------------------------------------------------------------------------------

ASSETS
Investments in investment funds, at fair value (cost $13,170,000)   $ 14,301,843
Cash and cash equivalents                                              1,045,958
Restricted cash                                                           17,406
Other assets                                                               3,973
                                                                    ------------
    TOTAL ASSETS                                                      15,369,180

LIABILITIES
Subscriptions received in advance                                        461,150
Tender payable                                                            17,406
Management fee                                                            16,691
Other accrued expenses                                                    60,571
                                                                    ------------
    TOTAL LIABILITIES                                                    555,818
                                                                    ------------
       NET ASSETS                                                   $ 14,813,362
                                                                    ============
MEMBERS' CAPITAL
Represented by:
Net capital                                                         $ 13,681,519
Net unrealized appreciation on investments in investment funds         1,131,843
                                                                    ------------
    MEMBERS' CAPITAL                                                $ 14,813,362
                                                                    ============
  Net asset value per outstanding unit of limited liability
     company interest ($14,813,362 / 150,182 units outstanding)     $      98.64
                                                                    ============

GAM Avalon Galahad, LLC
Statement of Financial Condition
March 31, 2004

--------------------------------------------------------------------------------
INVESTMENT INCOME
  Interest                                                          $     3,326
                                                                    -----------
EXPENSES
  Management fee                                                        289,293
  Administrative and accounting fees                                     90,750
  Professional fees                                                      47,148
  Investor services fees                                                 25,365
  Custody fees and expenses                                              12,000
  Directors' fees                                                        14,500
  Other                                                                  (9,876)
                                                                    -----------
    Gross expenses                                                      469,180
    Fees waived                                                         (75,937)
                                                                    -----------
    NET EXPENSES                                                        393,243
                                                                    -----------
    NET INVESTMENT LOSS                                                (389,917)
                                                                    -----------
REALIZED AND UNREALIZED GAIN FROM INVESTMENTS IN INVESTMENT FUNDS

    Net realized gain from investments in investment funds              153,756
    Unrealized appreciation on investments in inestment funds         1,039,710
                                                                    -----------
    NET REALIZED AND UNREALIZED GAIN FROM INVESTMENTS IN
      INVESTMENT FUNDS                                                1,193,466
                                                                    -----------
    NET INCREASE IN MEMBERS' CAPITAL DERIVED FROM OPERATIONS        $   803,549
                                                                    ===========